                                                                      EXHIBIT 11

                  HOST MARRIOTT CORPORATION AND SUBSIDIARIES
                     COMPUTATIONS OF LOSS PER COMMON SHARE
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                                            Twelve Weeks Ended
                                                                                                      ----------------------------
                                                                                                      March 24,          March 25,
                                                                                                        1995               1994
                                                                                                      --------           --------
Net loss..................................................................................            $   (14)            $   (18)
Less:  Dividends on convertible preferred stock...........................................                 --                  --
                                                                                                      -------             -------
Net loss available for common shareholders................................................            $   (14)            $   (18)
                                                                                                      =======             =======
Primary Loss Per Common Share
- -----------------------------

Shares:

    Weighted average number of common shares outstanding..................................              156.2               146.9
    Assuming distribution of common shares granted under
       comprehensive stock plan, less shares assumed
       purchased at average market*.......................................................                 --                  --
    Assuming distribution of common shares reserved under
       employee stock purchase plan, based on withholdings
       to date, less shares assumed purchased at average
       market*............................................................................                 --                  --
    Assuming distribution of common shares issuable for
       warrants, less shares assumed purchased at average
       market*............................................................................                 --                  --
                                                                                                      -------             -------
                                                                                                        156.2               146.9
                                                                                                      =======             =======
Primary Loss Per Common Share.............................................................            $  (.09)            $  (.12)
                                                                                                      =======             =======

Fully Diluted Loss Per Common Share
- -----------------------------------

Shares:

    Weighted average number of common shares outstanding..................................              156.2               146.9
    Assuming distribution of common shares granted under
       comprehensive stock plan, less shares assumed
       purchased at higher of average or ending market*...................................                 --                  --
    Assuming distribution of common shares reserved under
       employee stock purchase plan, based on withholdings
       to date, less shares assumed purchased at higher of
       average or ending market*..........................................................                 --                  --
    Assuming distribution of common shares issuable for
       warrants, less shares assumed purchased at higher
       of average or ending market*.......................................................                 --                  --
    Assuming issuance of common shares upon conversion of
      convertible preferred stock*........................................................                 --                  --
                                                                                                      -------             -------
                                                                                                        156.2               146.9
                                                                                                      =======             =======
Fully Diluted Loss Per Common Share.......................................................            $  (.09)            $  (.12)
                                                                                                      =======             =======

____________
* Common equivalent shares and other potentially dilutive securities were antidilutive in the twelve week periods ended March 24, 1995 and March 25, 1994.